EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-123900 and 333-110707) and Form S-3 (File No. 333-116610) of Digital Insight Corporation of our report dated February 19, 2004, except for Note 14 as to which the date is September 16, 2004, relating to the consolidated financial statements and financial statement schedule which appear in this Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Los Angeles, California

March 15, 2006